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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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
                                                                                                  THREE MONTH PERIOD ENDED
                                                                            SIX MONTH PERIOD             MARCH 31,
                          YEAR ENDED       YEAR ENDED       YEAR ENDED             ENDED          --------------------------
                         JUNE 30, 1993    JUNE 30, 1994    JUNE 30, 1995    DECEMBER 31, 1995       1995           1996
                         -------------    -------------    -------------    -----------------    -----------    -----------
                          (COMBINED)       (COMBINED)       (COMBINED)         (COMBINED)        (UNAUDITED)    (UNAUDITED)
Historical:
  Weighted average
    common shares
    outstanding........    3,333,333        3,333,333         3,671,508         3,966,666          3,428,409      3,967,124
  Net effect of stock
    options............       32,111           32,111            32,111           370,218            370,218        370,061
                          ----------       ----------      ------------        ----------        ------------   ------------
  Total................    3,365,444        3,365,444         3,703,619         4,336,884          3,798,627      4,337,185
                          ==========       ==========      ============        ==========        ============   ============
  Net income (loss)....    $ 318,594        $ 462,564       $(2,358,951)        $(236,397)       $(1,350,483)   $(2,269,983)
                          ==========       ==========      ============        ==========        ============   ============
  Net income (loss) per
    share..............    $    0.09        $    0.14       $     (0.64)        $   (0.05)       $     (0.36)   $     (0.52)
                          ==========       ==========      ============        ==========        ============   ============
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